                             RECOMMENDED CASH OFFER

                                       BY
                         LAZARD BROTHERS & CO., LIMITED
                                  ON BEHALF OF
                      GENERAL ELECTRIC CAPITAL CORPORATION

                       TO ACQUIRE THE WHOLE OF THE ISSUED
                         AND TO BE ISSUED SHARE CAPITAL
                                       OF
                       CENTRAL TRANSPORT RENTAL GROUP PLC

  THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M. (LONDON
  TIME), 10:00 A.M. (NEW YORK CITY TIME) ON SEPTEMBER 2, 1997, UNLESS EXTENDED (THE "INITIAL OFFER PERIOD"). AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS (THE "SUBSEQUENT OFFER PERIOD"). HOLDERS OF CTR SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.

                                                                  August 4, 1997

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase dated August 4, 1997 (the "Offer to Purchase"), the Letter of Transmittal and the Notice of Guaranteed Delivery relating to an offer by Lazard Brothers & Co., Limited, acting in the United States through Lazard Freres & Co. LLC, and on behalf of General Electric Capital Corporation ("GE Capital"), to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Acceptance Form (as defined in the Offer to Purchase) (collectively, the "Offer"), (i) all outstanding ordinary shares of 1 pence each ("CTR Shares") of Central Transport Rental Group plc ("CTR") for 16 pence per CTR Share in cash and (ii) all outstanding American Depositary Shares of CTR, each representing three CTR Shares ("CTR ADSs" and, together with CTR Shares, "CTR Securities") and evidenced by American Depositary Receipts ("CTR ADRs"), for 48 pence per CTR ADS in cash.

    We are the holder of record of CTR ADSs evidenced by CTR ADRs held by us for your account. An acceptance of the Offer in respect of such CTR ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all CTR ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The Offer is being made for all CTR Shares and CTR ADSs evidenced by CTR ADRs and has been recommended by the board of directors of CTR.

        2. The Offer is on the terms and subject to the Conditions set forth in Appendix I to the Offer to Purchase.

        3. The Initial Offer Period of the Offer will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on September 2, 1997, unless extended (in accordance with the terms thereof).

        4. At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

        5. Holders of CTR Securities will have the right to withdraw their acceptances of the Offer during the Initial Offer Period, including any extension thereof, but not during the Subsequent Offer Period, except in certain limited circumstances.

        6. CTR ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of CTR ADSs evidenced by CTR ADRs to GE Capital.

    If you wish to have us accept the Offer in respect of any or all of CTR ADSs evidenced by CTR ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your CTR ADSs evidenced by CTR ADRs, the Offer will be accepted in respect of all such CTR ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer.

    THE SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO ACCEPT THE OFFER IN RESPECT OF CTR ADSS EVIDENCED BY CTR ADRS HELD BY US FOR YOUR ACCOUNT.

                   INSTRUCTIONS WITH RESPECT TO THE OFFER FOR
               ALL CTR SHARES AND CTR ADSS EVIDENCED BY CTR ADRS

    The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated August 4, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Lazard Brothers & Co., Limited, acting in the United States through Lazard Freres & Co. LLC, and on behalf of General Electric Capital Corporation to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Acceptance Form (as defined in the Offer to Purchase) (collectively, the "Offer"), (i) all outstanding ordinary shares of 1 pence each ("CTR Shares") of Central Transport Rental Group plc ("CTR") for 16 pence per CTR Share in cash and (ii) all outstanding American Depositary Shares of CTR, each representing three CTR Shares ("CTR ADSs") and evidenced by American Depositary Receipts, for 48 pence per CTR ADS in cash.

    This will instruct you to accept the Offer in respect of the number of CTR ADSs indicated below (or, if no number is indicated below, all CTR ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated            , 1997


  Number of CTR ADSs to be tendered(1):     ---------------------------------------------
  CTR ADSs                                  ---------------------------------------------
                                                             Signature(s)
                                            ---------------------------------------------
                                            ---------------------------------------------
                                                         Please print name(s)
                                            ---------------------------------------------
                                            ---------------------------------------------
                                                             Address(es)
                                            ---------------------------------------------
                                                        Area Code and Tel. No.
                                            ---------------------------------------------
                                            Employer Identification or Social Security No.

------------------------

(1) Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all CTR ADSs held by us for your account.